EXHIBIT 5.1

                [Letterhead of Goldfarb, Levy, Eran, Meiri & Co.]

                                 August 14, 2007

Metalink Ltd.
Yakum Business Park
Yakum 60972
Israel

Re:  Metalink Ltd. -
     REGISTRATION STATEMENT ON FORM F-3

Dear Sirs:

     We have acted as special Israeli counsel for Metalink Ltd., an Israeli company (the "Company"), in connection with the Registration Statement on Form F-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933, as amended (the "Act") relating to the disposition by the selling shareholders of 3,200,000 ordinary shares, par value NIS 0.1 per share, of the Company (the "Shares"), and 960,000 ordinary shares, par value NIS 0.1 per share, of the Company (the "Warrant Shares") issuable upon the exercise of warrants (the "Warrants").

     We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

     In connection with this opinion, we have examined such corporate records, other documents and such questions of Israeli law as we have considered necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact related to this opinion, we have relied upon certificates or comparable documents, or upon statements, of officers of the Company and upon certificates of government officials.

     Based upon and subject to the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assesable and the Warrant Shares to be issued upon exercise of the Warrants have been duly authorized for issuance and, upon exercise of the Warrants and payment therefore in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm in the section of the prospectus entitled "Legal Matters." This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Act.

                                    Very truly yours,

                                    /s/ Goldfarb, Levy, Eran, Meiri & Co.
                                    -------------------------------------

                                    Goldfarb, Levy, Eran, Meiri & Co.